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                                                                   EXHIBIT 10.20

                                AMENDMENT TO THE

                              EMPLOYMENT AGREEMENT

                             OF CHARLES J. CASAMENTO

            This Amendment to the Employment Agreement (the "Agreement"), dated as of April 4, 1999, by and between Questcor Pharmaceuticals, Inc., a California corporation (formerly named "Cypros Pharmaceutical Corporation") (the "Company"), and Charles J. Casamento ("Executive") is made and entered into as of March 21, 2003.

                                    RECITALS

            A. The Company, Cypros Acquisition Corporation and RiboGene, Inc. entered into the Agreement and Plan of Reorganization dated as of August 4, 1999, which provided that Cypros Acquisition Corporation would be merged with and into RiboGene, Inc., on the terms and subject to the conditions set forth therein (the "Merger").

            B. The Company and Executive entered into the Agreement, which provided that Executive would become employed by the Company, effective as of the Merger, on the terms and subject to the conditions set forth in the Agreement.

            C. The Company and Executive desire to amend the Agreement in certain respects and continue Executive's employment in accordance with the Agreement, as amended.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree to amend the Agreement as follows:

            1. Subsections 7.1(a), (b) and (c) of the Agreement are hereby amended to read in their entirety as follows:

                  (a) Subject to Section 7.3 below, if Executive's employment with the Company is terminated by the Company (other than for 'Cause' or 'Disability' or upon Executive's death) at any time within sixty (60) days before, or within twelve (12) months after, a Change of Control, or is terminated by Executive within six (6) months after a Change of Control, Executive shall be entitled to receive a severance benefit, in an amount equal to twenty-four (24) months of Base Salary at the annual rate in effect immediately prior to the Change of Control (or, if greater, the annual rate in effect on the date of termination of employment). In addition, in the event of such termination of employment, the Company shall pay to Executive a prorated bonus for the fiscal year of the Company in which such termination of employment occurs (the 'Termination Fiscal Year') in an amount equal to Executive's Bonus Opportunity for the Termination Fiscal Year, multiplied by a fraction, the numerator of which is the number of days during the Termination Fiscal Year ending prior to such termination of employment, and the denominator of which is the number of days


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      in the Termination Fiscal Year. Furthermore, in the event of such termination of employment: (i) if the Board (or the Compensation Committee thereof) has determined the amount of Executive's bonus for the fiscal year of the Company immediately preceding the Termination Fiscal Year (the 'Prior Fiscal Year') prior to the Change of Control, and the Company has not paid the bonus for the Prior Fiscal Year (if any) to Executive prior to such termination of employment, the Company shall pay Executive's bonus (as so determined) for the Prior Fiscal Year to Executive, or (ii) if the Board (or the Compensation Committee thereof) has not determined the amount of Executive's bonus for the Prior Fiscal Year prior to the Change of Control, the Company shall pay to Executive a bonus for the Prior Fiscal Year in an amount not less than Executive's Bonus Opportunity for the Prior Fiscal Year. For purposes of this subsection, the Executive's Bonus Opportunity for any fiscal year shall be not less than 50% of Executive's annual rate of Base Salary determined as of the first day of such fiscal year, and any reference to the fiscal year of the Company shall include the fiscal year of any successor thereto. Such payments shall be paid in cash in a lump sum payment not later than ten (10) days following such termination of employment.

                  (b) In the event Executive is entitled to a severance benefit pursuant to Section 7.1(a), then in addition to such severance benefit, Executive shall receive 100% Company-paid health, term life and disability insurance coverage and medical expense reimbursement benefits coverage as is provided to such Executive (and his dependents, if applicable) immediately prior to Executive's termination of employment (the 'Company-Paid Coverage'). Company-Paid Coverage shall continue for twenty-four (24) months following termination of employment or until Executive becomes covered under another employer's group insurance plan or plans providing health, term life and disability insurance coverage, whichever occurs first. In addition, for twenty-four (24) months following the termination of Company-Paid Coverage, the Company shall provide Executive (and his dependents, if applicable) with the health, term life and disability insurance coverage provided immediately prior to Executive's termination of employment, at Executive's election and expense.

                  (c) In the event Executive is entitled to severance benefits pursuant to Section 7.1(a), each of the Prior Stock Options (as assumed and converted as provided in Section 3.4), the New Options and each other stock option exercisable for shares of Company Common Stock (or any option into which such Options or any such options have been converted) held by Executive shall become immediately vested on the date of Executive's termination of employment and shall be exercisable in full in accordance with the provisions of the plan and option agreement pursuant to which such Option or option was granted. Executive shall have the right to require an extension of the exercise period of each such Option or option for a period of two (2) years following the later of: (i) the termination of employment, or (ii) the expiration of a lock-up agreement (if any) imposed on the Company's optionees at the time of Executive's termination of employment; provided, however, that in no event will such extension of such Option or option extend beyond the expiration of the


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      original term of the Option or option. In addition, the Prior Restricted
      Stock (as substituted as provided in Section 3.5) and each other share of Company's Common Stock held by Executive that is subject to a forfeiture, reacquisition or repurchase option held by the Company shall become fully vested, nonforfeitable and no longer subject to reacquisition or repurchase by the Company or other restrictions on the date of Executive's termination of employment.

            2. Section 10.11 of the Agreement is hereby amended to read in its entirety as follows:

                  10.11 ATTORNEYS' FEES.

                  (a) If any legal action or other proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover attorneys' fees and other expenses and costs incurred in that action or proceeding, in addition to any other relief that may be granted.

                  (b) Notwithstanding subsection (a), in the case of any legal action or other proceeding by Executive to enforce Section 7.1 of the Agreement, or an alleged dispute, breach or default in connection with
      Section 7.1 of the Agreement, regardless of whether Executive is successful or prevails: (i) the Company shall bear its attorneys' fees and other expenses and costs, and (ii) the Company shall reimburse Executive for Executive's reasonable attorneys' fees and other reasonable expenses and costs, to the extent incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default as part of the Initial Adjudication (as defined below), in addition to any other relief that may be granted. The Company shall not reimburse Executive for any attorneys' fees and other expenses and costs incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default incurred by Executive following the Initial Adjudication. Such reimbursements of Executive's attorneys' fees and other expenses and costs shall be made monthly not later than 30 days after the Company has received a copy of the written invoice evidencing such fees, expenses or costs. In the event that a court of competent jurisdiction or arbitrator determines that Executive has acted in connection with such enforcement or attempted enforcement, or alleged dispute, breach or default, in bad faith, or that Executive's positions, claims or assertions were frivolous or without substantial basis, Executive shall repay to the Company any attorneys' fees and other expenses and costs paid by the Company to Executive pursuant to this subsection (b). For the purposes of this Agreement, the "Initial Adjudication" shall mean the final order, decree or other adjudication of Executive's claims by a court of competent jurisdiction or arbitrator with regard to such enforcement or attempted enforcement or such alleged dispute, breach or default.


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            3. This Amendment shall be effective as of the date hereof. The
Agreement, as amended by this Amendment, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

                                        "COMPANY"

                                        QUESTCOR PHARMACEUTICALS, INC.,
                                        a California corporation



                                        By:    /s/ Timothy E. Morris
                                               ---------------------------------

                                        Title: Vice President, Finance &
                                               Administration and
                                               Chief Financial Officer
                                               ---------------------------------

                                        Date:  March 21, 2003
                                               ---------------------------------



                                        "EXECUTIVE"



                                        By: /s/ Charles J. Casamento
                                            ------------------------------------

                                        Date:  March 21, 2003
                                               ---------------------------------


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